REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL
 STRUCTURE
Board of Trustees
Professionally Managed Portfolios
New York, New York
In planning and performing our audit .
of the financial statements of Trent
 Equity Fund, a series of Professionally
Managed Portfolios, for the year ended
August 31, 2001, we considered its internal
 control structure, including procedures for
 safeguarding securities, in order to determine
our auditing procedures for the purpose of
 expressing
 our opinion on the financial statements and to
 comply with the requirements of Form N-SAR,
not to provide assurance on the internal control
 structure.
The management of the Fund is responsible
 for establishing and maintaining an internal
control structure. In fulfilling this responsibility,
estimates and judgments by management are
 to assess the expected benefits and related costs
of internal control structure policies and procedures.
 Two of the objectives of an internal control
structure are to provide management
 reasonable, but not absolute, assurance
that assets are safeguarded against loss
from unauthorized use or disposition, and
that transactions are executed in accordance
 with management's authorization and
recorded properly to permit preparation of
 financial statements in conformity with
 accounting principles generally accepted
 in the United States of America.
Because of inherent limitations in any
 internal control structure, errors or
irregularities may occur and not be detected.
  Also, projection of any evaluation of the
 structure to future periods is subject to
 the risk that it may become inadequate
 because of changes in conditions or that the
effectiveness of the design and operation may
 deteriorate.
Our consideration of the internal control
structure would not necessarily disclose all
 the American Institute of Certified Public
Accountants.   A material weakness is a
 condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation
 to the financial statements being audited may occur and not be detected within a timely period by employees in the normal
course of performing their assigned functions.
  However, we noted no matters involving
 the internal control structure, including procedures for safeguarding securities, that we consider to be material
weaknesses, as defined above, as of
 August 31, 2001.
This report is intended solely for the
information and use of management and
 the Securities and Exchange Commission,
and should not be used for any other purpose.
TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
October 15, 2001